UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013 rue21, inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34536	25-1311645
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Commonwealth Drive Warrendale, Pennsylvania	15086
(Address of principal executive offices)	(Zip Code)

(724) 776-9780

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 23, 2013, rue21, inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with Rhodes Holdco, Inc., a Delaware corporation, (“Parent”), and Rhodes Merger Sub, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of funds advised by Apax Partners L.P. (“Apax”). The merger consideration is $42.00 per share in cash, without interest.

Each share of the common stock issued and outstanding immediately prior to the effective time of the Merger (other than (i) shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and shares owned by the Company or any direct or indirect wholly owned subsidiary of the Company, and in each case not held on behalf of third parties, (ii) shares as otherwise agreed to in writing before the effective time of the Merger between Parent or its affiliates and the holder of such shares and (iii) shares owned by stockholders who have not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who have properly demanded and not withdrawn a demand for appraisal pursuant to Section 262 of the DGCL with respect to such shares) will be converted into the right to receive $42.00 per share in cash (the “Per Share Merger Consideration”), without interest.

Except as otherwise agreed to between Parent or its affiliates and the holder of an option to purchase shares of common stock of the Company, at the effective time of the Merger, each such outstanding option, vested or unvested, shall be cancelled, and in exchange therefor, the holder thereof shall be entitled to receive, at the effective time of the Merger, an amount in cash equal to the product of (x) the total number of shares of common stock of the Company subject to such option immediately prior to the effective time of the Merger times (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per share under such option, less applicable taxes required to be withheld. Except as otherwise agreed to between Parent or its affiliates and the holder of a restricted stock unit award of the Company or a deferred stock unit award of the Company, at the effective time of the Merger, each outstanding restricted stock unit award of the Company and each outstanding deferred stock unit award of the Company, whether vested or unvested, will be cancelled, and in exchange therefor, the holder thereof will be entitled to receive, at the effective time of the Merger, an amount in cash equal to the Per Share Merger Consideration multiplied by the number of restricted stock unit awards or deferred stock units, as applicable, less applicable taxes required to be withheld. Except as otherwise agreed to between Parent or its affiliates and the holder of a performance stock unit awards of the Company, each performance stock unit award of the Company that has become vested on or prior to the effective time of the Merger, based on the satisfaction of applicable operating income performance goals and/or the acceleration of applicable time-based vesting conditions, will be canceled and converted into the right to receive an amount in cash equal to the product of (x) the number of shares of common stock of the Company subject to the performance stock unit award times (y) the Per Share Merger Consideration, less applicable taxes required to be withheld. Any performance stock units of the Company that have not become vested as of the effective time of the Merger will be automatically cancelled and forfeited as of the effective time of the Merger for no consideration.

The Board of Directors of the Company, acting upon the unanimous recommendation of a special committee consisting solely of independent and disinterested members of the Board of Directors of the Company, has (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders (excluding SKM Equity Fund II, L.P. and SKM Investment Fund II (collectively, the “SKM Funds”)), (ii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the holders of shares of common stock of the Company adopt the Merger Agreement. Two rue21 directors who are partners of Apax recused themselves from Board of Directors discussions and the Board of Directors vote regarding the transaction. Bob Fisch, rue21’s Chairman, President and CEO, also recused himself from the Board of Directors vote.

Under the terms of the Merger Agreement, the Company and its advisors are permitted to actively solicit and consider alternative proposals from third parties until 11:59 p.m., Eastern Time, on July 2, 2013 (the “Go-Shop Period”). In addition, the Company would be permitted to, among other things, engage, enter into and participate in discussions and negotiations with certain parties who during the Go-Shop Period have made a proposal that the special committee determines constitutes, or would reasonably be expected to result in, a superior proposal (“Excluded Parties”) until July 27, 2013. If the Merger Agreement is terminated to enter into a superior proposal with an Excluded Party prior to July 27, 2013, the Company will be required to pay to Parent a termination fee of $10,453,000. The Company does not intend to disclose any developments with respect to this process unless and until its special committee makes a decision regarding a potential superior proposal. There can be no assurances that this process will result in any superior proposal or alternative transaction.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type. The Merger Agreement may be terminated under certain circumstances, including in specified circumstances in connection with superior proposals. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Parent a termination fee, the amount of which would depend on the circumstances under which the Merger Agreement is terminated. Under certain specified circumstances under which the Merger Agreement is terminated, Parent will be required to pay the Company a termination fee.

Stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special stockholders meeting that will be held on a date to be announced. The closing of the Merger is subject to a non-waivable condition that the Merger Agreement be adopted by the affirmative vote of the holders of (i) at least a majority of all outstanding shares of common stock and (ii) a majority of the then-outstanding shares not beneficially owned, directly or indirectly, by Parent, Merger Sub, certain Apax entities, the SKM Funds or certain other specified parties. Consummation of the Merger is also subject to certain other customary conditions, including, among others, the absence of any order, judgment, injunction, award, decree or writ restraining, enjoining, prohibiting or otherwise preventing consummation of the Merger, and the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Each party’s obligation to consummate the Merger also is subject to certain additional conditions that include the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers) and the other party’s compliance with its covenants contained in the Merger Agreement in all material respects. The obligations of Parent and Merger Sub are also conditioned on the absence of any material adverse effect on the Company.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of that agreement and as of the specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement and made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Merger Agreement and should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts at the time they were made or otherwise. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, the SKM Funds, which collectively own approximately 30% of the outstanding shares of rue21, entered into a support agreement with the Company and Apax to vote their shares in favor of the transaction with Apax. Pursuant to the terms of the support agreement, if the agreement with Apax is terminated and rue21 terminates the Merger Agreement to accept an all-cash superior proposal of at least $42.00 per share, the SKM II Funds have agreed to vote their shares in favor of such superior proposal on the same pro rata basis as unaffiliated stockholders (although SKM can choose to vote all, or an amount between the applicable pro rata proportion and all, of its shares in favor of a superior proposal).

The foregoing summary of the support agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the support agreement, a copy of which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Additional Important Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed transaction, rue21 intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) and mail it to its stockholders. Stockholders of rue21 are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about rue21, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER. The proxy statement and other relevant materials (when available), and any and all documents filed by rue21 with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by rue21 by directing a written request to rue21, Attention Corporate Secretary, 800 Commonwealth Drive, Warrendale, Pennsylvania, 15086.

rue21, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of rue21 in connection with the proposed Merger. Information about those executive officers and directors of rue21 and their ownership of rue21 common stock is set forth in the rue21 proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2013, and its Annual Report on Form 10-K for the year ended February 2, 2013, which was filed with the SEC on April 3, 2013. These documents may be obtained for free at the SEC’s website at www.sec.gov, and from rue21 by contacting rue21, Attention Corporate Secretary, 800 Commonwealth Drive, Warrendale, Pennsylvania, 15086. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that rue21 intends to file with the SEC.

Forward-Looking Statements

This communication may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of this transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) rue21 may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of rue21 may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) rue21 may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of rue21 are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended February 2, 2013, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, rue21 undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated May 23, 2013, by and among rue21, inc., Rhodes Holdco, Inc. and Rhodes Merger Sub, Inc.

10.1	Support Agreement, dated May 23, 2013, by and among the stockholders listed on the signature page thereto, rue21, inc. and, solely for purposes of Sections 1(a) thereof, and, to the extent applicable, Section 9 thereof, Rhodes Holdco, Inc.

*	This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

rue21, inc.

By:	/s/ Stacy Siegal
Stacy Siegal
Senior Vice President and Chief Administrative Officer

May 24, 2013

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated May 23, 2013, by and among rue21, inc., Rhodes Holdco, Inc. and Rhodes Merger Sub, Inc.

10.1	Support Agreement, dated May 23, 2013, by and among the stockholders listed on the signature page thereto, rue21, inc. and, solely for purposes of Sections 1(a) thereof, and, to the extent applicable, Section 9 thereof, Rhodes Holdco, Inc.

*	This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission.